AGREEMENT AMONG INITIAL STOCKHOLDERS AND MAC INC.

                    THIS AGREEMENT, dated November 3, 1995, is made and entered into among Empire Gas Corporation, a Missouri corporation ("Empire"), Northwestern Public Service Corporation, a Delaware ("NWPS"), and Myers Acquisition Company, a Delaware corporation ("MAC"), with respect to the following facts:

                    A.   Empire currently is engaged in the
          business of distributing and selling at retail liquefied petroleum ("LP") gas and appliances, and has a management experienced in the operation of such business.

                    B.   Northwestern Public Service Company
          ("NWPS") has as one of its objectives the making of investments that could benefit NWPS and its stockholders.

                    C.   Empire and NWPS, acting together, have
          made a successful bid to acquire the LP gas distribution and appliance business of Myers Propane Gas Company ("Myers"- such acquisition being hereinafter called the "Myers Acquisition"). Empire and NWPS have contemplated, in their bidding for the Myers Acquisition, that they will rely principally on Empire for management expertise and on NWPS to provide or arrange the financing for the Myers Acquisition, and that the success of the Myers Acquisition will depend in part upon the cost savings and operating improvements expected to be achieved by having Empire do the planning and management of the business of Myers and its subsidiaries, under the direction of the Board of Directors of MAC.

                    D.   Empire and NWPS have caused MAC to be
          incorporated to serve as the vehicle for making the Myers
          Acquisition.

                    E.   Empire and NWPS, on behalf of MAC, are
          concluding the negotiation of the definitive agreement (the "Myers Agreement of Merger") for the Myers Acquisition, and need to provide for (i) the initial capitalization of MAC, (ii) the management of MAC and
          (iii) for certain matters pertaining to the ownership of shares of stock of MAC.

                    NOW THEREFORE, in consideration of the premises and the agreements exchanged herein. the parties hereto agree as follows:

                  ARTICLE 1: INITIAL CAPITALIZATION OF MAC;
                STOCK SUBSCRIPTIONS AND RESERVATIONS OF STOCK

                    SECTION 1.01 INITIAL AUTHORIZED STOCK OF MAC. MAC has been incorporated by Empire and NWPS with an initial authorized capitalization (as set forth in Article IV of MAC's Certificate of Incorporation, a true and complete copy of which is attached hereto as Exhibit
          A), consisting of 1,000 shares of common stock, par value $1 per share (the "Common Stock"; and 4,000 shares of preferred stock, par value $ 1,000 per share, issuable in one or more series (the "Preferred Stock"). The 1,000 shares of common stock and 4,000 shares of Preferred Stock referred to herein shall only be increased with their prior written agreement of Empire and NWPS.

                    SECTION 1.02  SUBSCRIPTIONS AND OPTION FOR
          STOCK. NWPS has previously purchased, and hereby subscribes for. stock of MAC, and Empire hereby subscribes for stock of MAC, as follows:

                    (a)  MAC and NWPS acknowledge that NWPS has
               purchased from MAC, and MAC has sold and issued to NWPS, 51 shares of Common Stock for a cash purchase price of $51 which has been paid by NWPS to MAC, and that these shares are the only shares of stock of MAC that are currently outstanding.

                    (b) NWPS hereby subscribes for, and agrees to purchase from MAC, and MAC hereby agrees to sell and issue to NWPS, 2,300 shares of Series A Voting Preferred Stock for purchase price of $ 1,000 per share ($2,300,000 total), with this transaction to be consummated at the Closing of the Myers Acquisition. NWPS will deliver to MAC $1,150,000 of its own common stock and 11,500 shares of 6 1/2% series of NWPS preferred stock, $100 par value with a combined value of $2,300,000 in fulfillment of its purchase obligation.

                    (c) Empire hereby subscribes for, and agrees to purchase from MAC, and MAC hereby agrees to issue and sell to Empire, 49 shares of Common Stock (which shall represent 49% of the issued and outstanding Common Stock) for a cash purchase price of $49 to be paid at the time of such issuance, with this transaction to be consummated at the closing of the Myers Acquisition.

                    SECTION 1.03  ACQUISITION FOR INVESTMENT.
          Empire and NWPS each represent and warrant to the other, and to MAC, as follows: It has (through its management personnel) such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of securities of MAC as provided for in this Agreement; it is acquiring such securities, and will acquire them, for investment and not with a view toward, or with any intention of, distributing or selling any of the securities and it will not sell or offer to sell or otherwise transfer any of the securities in violation of the Securities Act of 1933, as amended.

                         ARTICLE 2: MYERS ACQUISITION

                    Each of the parties hereto will make a
          commercially reasonable effort in cooperation with the other parties hereto, to do those things within its control to consummate the Myers Acquisition in accordance with the terms of and subject to the conditions in, the Myers Agreement of Merger. Nothing in this Agreement or otherwise shall be construed to give anyone who is not a party to this Agreement, whether under a third party beneficiary legal doctrine or otherwise, a right to enforce the provisions of this Article or to obtain relief for any failure to perform in accordance with the requirements of this Article.

                         ARTICLE 3: MANAGEMENT OF MAC

                    SECTION 3.01  At or before the Closing (as
          defined in the Myers Agreement of Merger), the parties hereto will enter into a management agreement in substantially the form attached hereto as Exhibit B, or with such changes therein as the parties hereto hereafter agree upon (the "Management Agreement"), pursuant to which the planning and management of the business of MAC subsequent to the Closing (as defined in the Myers Agreement of Merger) will be conducted by Empire under the direction of the Board of Directors of MAC, as provided therein.

                    SECTION 3.02  DIRECTORS AND OFFICERS OF MAC.

                    (a) For purposes of this Agreement, "Control Period" means the period of time commencing on the date of this Agreement and continuing either (i) until this Agreement is terminated pursuant to
               Section 5.02 herein because of the termination of the Myers Agreement of Merger without the Myers Acquisition having been completed or (ii) until (A) NWPS no longer owns a majority of the shares of both the Common Stock and Preferred Stock of MAC deemed to be outstanding, (B) Empire no longer owns at least 49% of the shares of Common Stock of MAC deemed to be outstanding or (C) when MAC consummates an underwritten public offering of partnership units or shares of its Common Stock, registered under the Securities Act of 1933, whichever of (A), (B), or
               (C) first occurs.

                    (b)  Throughout the Control Period, NWPS and
               Empire shall vote their voting shares of stock of MAC that are capable of being voted, and will otherwise use their respective commercially reasonable efforts, to carry out the following:

                         (i)  the Board of Directors of MAC shall
                    consist of six members, five of whom shall be nominees of NWPS (the "NWPS Positions") and one of whom shall be a nominee of Empire (the "Empire Position"); and any vacancies occurring in the NWPS Positions will be promptly filled with nominees of NWPS and any vacancy occurring in the Empire Position will be promptly filled with a nominee of Empire.

                         (ii) The officers of MAC shall include at
                    all times a Chairman of the Board, who will be a person nominated by NWPS, and a President and Chief Executive Officer, who will be a person nominated by Empire. The authority and duties of such officers shall be as set forth in the bylaws of MAC, a true and complete copy of which as in effect on the date hereof is attached hereto as Exhibit C.

                    (c)  To initiate compliance with preceding
               paragraph (b), Empire and NWPS have caused the following persons to be elected to the positions with MAC indicated by their names, to serve for the period provided in the bylaws of MAC:

               *    Chairman of the Board -- Paul S. Lindsey, Jr.
                    (an NWPS nominee for such positions);

               * President and Chief Executive Officer -- Dan P. Binning (an Empire nominee for such positions);

               * Vice Chairman -- Daniel K. Newell (NWPS nominee for such position);

               * Secretary and Director -- Valeria Schall (NWPS nominee for such position);

               * Director -- Rogene A. Thaden (NWPS nominee for such position);

          with the fifth and sixth member of the Board of Directors of MAC (two NWPS Positions) to be nominated by NWPS, and elected, at a future time when NWPS has selected the nominee for such position.

            ARTICLE 4: DISPOSITION OF MAC STOCK BY EMPIRE OR NWPS

                    SECTION 4.01  PERMITTED DISPOSITIONS.

                    (a) NWPS may at any time or from time to time transfer any of the securities issued by MAC which NWPS may own at any time to any wholly-owned subsidiary of NWPS, provided that notice of such transfer is given to the other parties to this Agreement and that the transferee becomes a party to this Agreement with respect to the securities so transferred, but all of such transferees and NWPS shall collectively act, and be treated, as a single entity with NWPS acting as their representative for purposes of this Agreement.

                    (b)  Empire may at any time and from time to
               time transfer any of the securities issued by MAC which Empire may own at any time to any affiliated party, provided that notice of such transfer is given to the other parties to this Agreement and the transferee becomes a party to this Agreement with respect to the securities so transferred, but all such transferees and Empire shall collectively act, and be treated, as a single entity with Empire acting as their representative for purposes of this Agreement.

                    SECTION 4.02  RIGHTS OF FIRST REFUSAL.

                    (a)  Except as permitted by Section 4.01(b)
               herein, so long as the Management Agreement is in effect, Empire will not sell or otherwise dispose of any shares of Common Stock of MAC, or any other securities convertible into such shares, to any party without first offering the same for sale to NWPS in writing on the same terms as are offered to or by the other party (with full disclosure of such terms to NWPS) and allowing not less than 30 days after its receipt of the offer for NWPS to accept the offer; and if such offer is accepted by NWPS, NWPS shall have 90 days in which to complete the purchase on such terms.

                    (b)  Except as permitted by Section 4.01(a)
               herein, so long as the Management Agreement is in effect, NWPS will not sell or otherwise dispose of any shares of Common Stock of MAC, or any other securities convertible into such shares to any party without first offering the same for sale to Empire in writing on the same terms as are offered to or by the other party (with full disclosure of such terms to Empire) and allowing Empire not less than 30 days after its receipt of the offer for Empire to accept the offer, and if such offer is accepted by Empire, Empire shall have 90 days in which to complete the purchase on such terms.

                           ARTICLE 5: MISCELLANEOUS

                    SECTION 5.01  RESTRICTIVE LEGEND.  Each
          certificate issued by MAC to evidence shares of Common
          Stock, or securities convertible into such shares, owned by either Empire or MAC shall be endorsed with the following legend:

                    "The shares represented by this certificate are subject to the Agreement among the Corporation and its Initial Stockholders, dated as of November 1995, as the same may be amended, on file with the issuing Corporation at its principal business office and may be transferred or otherwise disposed of only in accordance therewith."

                    SECTION 5.02  TERM OF THIS AGREEMENT.  This
          Agreement, if not sooner terminated by agreement of the parties hereto or pursuant to the next sentence, shall terminate when the Control Period terminates. In the event the Myers Agreement of Merger is terminated without the Myers Acquisition haying been completed, the parties hereto will liquidate and dissolve MAC as promptly as possible when all obligations of MAC under, or with respect to, the Myers Agreement of Merger have been discharged or provided for, and this Agreement shall then automatically terminate.

                    SECTION 5.03 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered in person,
          (b) one business day after deposit with a nationally recognized overnight courier service or (c) the business day on which it is sent and received by facsimile, as follows:

                    (i)  If to MAC, to:

                         Myers Acquisition Company
                         c/o Northwestern Public Service Company
                         33 Third Street, S.E.
                         Huron, South Dakota 57350
                         Fax No. (605) 353-8286
                         Attention: Rogene Thaden, Treasurer

                         and to

                         Myers Acquisition Company
                         c/o Empire Gas Corporation
                         1700 Jefferson Street
                         Lebanon, Missouri 65536
                         Attention: Valeria Schall, Vice President

                    (ii) If to Empire, to:

                         Empire Gas Corporation
                         P.O. Box 303
                         1700 South Jefferson
                         Lebanon, Missouri 65536
                         Fax No. (417) 532-8529

                         Attention: Paul S. Lindsey, Jr., President

                    (iii)  If to NWPS, to:

                         Northwestern Public Service Company
                         33 Third Street, S.E.
                         Huron, South Dakota 57350
                         Fax No. (605) 353-8286

                         Attention: Daniel K. Newell,
                         Vice President-Finance

                    SECTION 5.04  CAPTIONS.  The captions in this
          Agreement are included for convenience of reference only and shall be ignored in the construction and interpretation of this Agreement.

                    SECTION 5.05  GOVERNING LAW.  This Agreement
          shall be construed in accordance with and governed by the internal laws of the State of Delaware without regard to the choice of law principles thereof

                    SECTION 5.06  COUNTERPARTS.  Execution of
          separate copies of this Agreement by each or some of the several parties hereto shall have the same force and effect as though all such parties had executed the original of this Agreement. Further, the parties hereto may execute several counterparts of this Agreement, all of which shall constitute but one and the same agreement.


                    IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed in its name as of the date first above written.

                                   EMPIRE GAS CORPORATION

                                   By /s/ Paul S. Lindsey, Jr.
                                      __________________________
                                      President

                                   NORTHWESTERN PUBLIC SERVICE
                                     COMPANY

                                   By /s/ Daniel K. Newell
                                      ___________________________
                                   Title:

                                   MYERS ACQUISITION COMPANY

                                   By /s/ Valeria Schall
                                      ____________________________
                                   Title: